REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (this Agreement) is entered into as of April 15, 1997, by and among WILLAMETTE VALLEY VINEYARDS, INC., an Oregon corporation (the Company), and the following holders of the Company's common stock (each a Holder and together the Holders): WILLIAM MALKMUS, WILLIAM FULLER, VIRGINIA FULLER, LORAN STEWART, JEWEL HULT, WILLIAM MANNING, PAUL TEN DOESSCHATE, BRUCE HERZINGER, JAMES W. BERNAU, DONALD VOORHIES and ACQUISITIONS NORTHWEST, INC. (ANI@).

                           RECITALS

 To (a) induce the Holders (other than James W. Bernau,
Donald Voorhies and ANI) to exchange their shares of the common stock of Tualatin Vineyards, Inc., an Oregon corporation (Tualatin), for the shares of the Company pursuant to a Merger Agreement, dated as of April 1, 1997 (the Merger Agreement), between the Company, the Holders (other than ANI) and certain other parties named in the Merger Agreement, (b) induce James W. Bernau and Donald Voorhies, as founders and directors of the Company, to approve the granting of the rights under this Agreement, and (c) induce ANI to accept shares of the Company's Common Stock as payment of its broker's fee arising in connection with the transactions contemplated by the Merger Agreement, the Company has agreed to provide the registration rights as set forth in this Agreement.

Therefore, the parties to this Agreement hereby agree as follows:

     1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

Affiliate means any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

Agreement means this Registration Rights Agreement.

ANI means Acquisitions Northwest, Inc.


Board means the Board of Directors of the Company.

Common Stock means the Common Stock of the Company.

Commission means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

Company has the meaning assigned to it in the introductory paragraph of this Agreement.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Holder(s) has the meaning assigned to it in the introductory paragraph of this Agreement, including the Holder(s) and their respective successors or assigns.

Holders of a Majority of the Registrable Securities means the Person or Persons who are the Holders of greater than fifty percent (50%) of the shares of Registrable Securities then outstanding (which Person or Persons have the authority to approve, consent, or object to, or require Willamette to take certain actions in connection with, the registration of the Registrable Securities pursuant to this Agreement); provided, however, that for purposes of this definition only, the term Holders shall not include James W. Bernau or Donald Voorhies.

Managing Underwriter has the meaning assigned to it in
Section 2(d) hereof.

Merger means the merger of Tualatin into Willamette pursuant to the Merger Agreement.

Person includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

The terms register, registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

Registrable Securities means (a) all Common Stock now or hereafter owned by the Holders and (b) any securities issued or issuable with respect to the Common Stock referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such Common Stock are removed and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, in form and content reasonably satisfactory to such seller and purchaser and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

Securities Act means the Securities Act of 1933, as amended.

 2.  Piggyback Registration Rights.

(a) Each time the Company determines to prepare and file a registration statement under the Securities Act with respect to any of its securities (other than on Form S-4, S-8 or a registration statement covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give prompt written notice of its determination to all Holders of Registrable Securities, which notice shall offer to such Holders the opportunity to register the number of shares of Registrable Securities as each Holder may request. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent necessary to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. Notwithstanding the foregoing, the Holders of Registrable Securities shall have no such registration rights under this section 2(a) if the managing underwriter of an underwritten public offering advises the Company and the Holders of Registrable Securities in writing that in its good faith judgment that only securities issued by the Company shall be sold in the offering; provided, however, that if securities shall be included in such offering other than those securities to be issued and sold by the Company, then all of the Registrable Securities requested by the Holders to be registered shall be included in the registration statement with respect to such offering before the securities of any other individual or entity.

(b) If the registration of which the Company gives written notice pursuant to Section 2(a) is for a public offering involving an underwriting, in whole or in part, the Company agrees to so advise the Holders as a part of its written notice.
 In such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a Majority of the Registrable Securities requested to be included in such registration.

(c)  Notwithstanding any other provision of this
Section 2, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities together with any other securities of the Company requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which shall have priority over the shares of Registrable Securities and other securities), and (ii) such reduced number of shares shall be allocated first among all participating Holders of Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities requested to be included in such registration by such Holders and, then, among the holders of other securities, in proportion, as nearly as practicable, to the respective number of other securities requested to be included in such registration by such other holders. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

3.  Standstill Agreement.

(a)  Each Holder of a Registrable Security other than
James W. Bernau and Donald Voorhies, hereby agrees that it shall not sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any Registrable Securities for the two-year period following the effective date of the Merger except pursuant to a registered offering pursuant to Section 2 of this Agreement.

(b) Notwithstanding the foregoing, each Holder (other than a donee) shall be entitled to sell or otherwise transfer or dispose of his or her Registrable Securities prior to two years from the effective date of the Merger if there is a significant change in circumstances, including but not limited to health or financial emergencies, upon 20-days' notice to the Company by the Holder prior to any such sale. If the Holder gives proper notice to and confers with the Company prior to such sale, the Company shall have no right to object to or to prevent such a sale.

4.  Registration on Form S-3.

(a) Commencing two years after the effective date of the Merger, if any Holder requests that the Company file a registration statement on Form S-3 for a public offering of shares of the Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. If the registration is for a public offering involving an underwriting, the substantive provisions of Sections 2(b) and 2(c) shall be applicable to each registration initiated under this Section 4.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4:
(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Holder, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the filing of, and ending on a date three (3) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
(iv) if the Company has, within the 12-month period preceding the date of such request, already effected one such registration on Form S-3 for the Holders of a Majority of the Registrable Securities pursuant to this Section 4; (v) if the Company has, within the 12-month period preceding the date of such request, already effected a registration of securities in which the Holders of the Registrable Securities requesting registration pursuant to this Section 4 were entitled to participate to the fullest extent they desired pursuant to Section 2; (vi) if the Holders together with holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities, if any, at an aggregate price to the public (net of underwriters' discounts and commissions) of less than $250,000; or (vii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future or for any disclosure to be made that, in the opinion of the Board of Directors duly advised by counsel, is required to be made in connection with the offer or sale of Registrable Securities pursuant to such registration, provided that the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, and provided, further, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve-month period.

5. Registration Procedures. If the Company causes the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

(a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one firm of counsel for the selling security holders, selected by the Holders of a Majority of the Registrable Securities covered by the registration statement, copies of all documents proposed to be filed and shall take into consideration, to the extent appropriate, any comments received from such counsel with respect to such registration statement, prospectus, amendment or supplement;

(b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and the Holders of a Majority of the Registrable Securities participating in such offering;

(c) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

(d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within 10 days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

(e) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

(h)  Promptly notify each Holder of Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus or any other prospectus then in effect contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such prospectus as may be necessary so that such prospectus would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(j) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) Not file any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus to which the Holders of a Majority of the Registrable Securities included or to be included in a registration have reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of such Holders or their counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of such Holders or their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 7 hereof;

(l) Make available for inspection upon request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(m)  At the request of any Holder of Registrable
Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal and factual matters with respect to the registration as such requesting Holder or Holders may reasonably request, and
(ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting Holder or Holders may reasonably request;

(n) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on such an exchange or on the NASD automated quotation system, use its best efforts to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASDAQ;

(o) Appoint a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(p) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(q) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

(r)  Permit any Holder of Registrable Securities which
Holder might be deemed to be an underwriter or a controlling person of the Company, to participate, to the extent reasonable, in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

(s)  Use its best efforts to cause such Registrable
Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

6.   Expenses.

(a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to this Agreement, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that security holders participating in any such registration agree to bear their pro rata share of the underwriting discount and commissions, and provided further that with respect to any registration on Form S-3 pursuant to Section 4 of this Agreement, the Company shall only be required to bear all fees, costs and expenses of such registration once in any 12-month period.

(b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing, NASD and listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling security holders, selected by the Holders of a Majority of the Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability to the Company, its directors and/or officers arising out of such public offering.

7.   Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, employees, Affiliates, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, employees, Affiliates, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, employees, Affiliates, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

(b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, Affiliates, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, employees, Affiliates, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, employees, Affiliates, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

(c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this
Section 7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection
(a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this
Section 7 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time,
(iii)the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation. To the extent that James W. Bernau or Donald Voorhies and any other Holder are together either the indemnifying parties or the undemnified party, then any action to be taken or decisions to be made by such group under this Section 7(c) shall be approved by the Holders of a Majority of the Registrable Securities participating in such group.

(d)  If the indemnification provided for in subsection
(a) or (b) of this Section 7 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).
No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e)  In addition to its other obligations under this
Section 7, the Company further agrees to reimburse each Holder of Registrable Securities included in a registration statement pursuant to this Agreement (and each of such Holder's controlling Persons, officers, directors, parties, employees, Affiliates, legal counsel, accountants and underwriters (and controlling Persons of such underwriters)) on a monthly basis for all reasonable legal fees and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subsection (a) of this Section 7, notwithstanding the possibility that such payments might later be field to be improper. To the extent that any payment is ultimately held to be improper, each Person receiving such payment shall promptly refund such payment.

8.   Reporting Requirements Under the Exchange Act.  The
Company agrees to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company agrees to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company forthwith on request agrees to furnish to any Holder of Registrable Securities (a) a written statement by the Company that it has complied with such reporting requirements, (b) a copy of the most recent annual or quarterly report of the Company and
(c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 8 are (a) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S- 3. In addition, the Company agrees to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

9. Stockholder Information. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

10. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

11.  Miscellaneous.

11.1 Waivers and Amendments. With the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company and the rights of all Holders under this Agreement, including James W. Bernau and Donald Voorhies, may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall preclude James W. Bernau or Donald Voorhies from exercising their registration rights in Sections 2 and 4 or reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Registrable Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing.
 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.1. Specifically, but without limiting the generality of the foregoing, the failure of any Holder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of any Holder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

11.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

(a) If to any Holder of Registrable Securities, addressed to such Holder either at its address shown on Annex A hereto or as it may appear on the records of the Company, or at such other address as such Holder may specify by written notice to the Company, or

(b)  If to the Company, at 8800 Enchanted Way SE,
Turner, Oregon 97392, or at such other address as the Company may specify by written notice to the Holders of Registrable Securities, with a copy also sent to Jack W. Schifferdecker, Jr., at Ater Wynne Hewitt Dodson & Skerritt, LLP, 222 SW Columbia Street, Suite 1800, Portland, Oregon 97201, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or 3 days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage prepaid as aforesaid.

11.3 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

11.4 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

11.5 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.6 Dispute Resolution. If a dispute arises out of or relates to this Agreement or the breach of this Agreement, and if such dispute cannot be settled through direct discussions, the Holders and the Company agree to first endeavor to settle the dispute in an amicable manner by mediation to be held in Portland, Oregon under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration to be held in Portland, Oregon. The arbitration will be governed by the Commercial Arbitration Rules of the American Arbitration Association, and the parties shall be allowed discovery in accordance with the Federal Rules of Civil Procedure. If Willamette and the Holders cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each of Willamette and the Holders of a Majority of the Registrable Securities (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decision of the single arbitrator jointly selected by Willamette and the Holders of a Majority of the Registrable Securities, or, if three arbitrators are selected, the decision of any two of them, will be final and binding on the parties and the judgment of a court of competent jurisdiction may be entered on such decision. Fees of the arbitrators and costs of arbitration shall be borne by Willamette and the Holders in such manner as shall be determined by the arbitrators.

11.7 Governing Law. This Agreement shall be construed under and governed by the laws of the State of Oregon, exclusive of choice of law or conflicts of law rules and principles.

11.8 Expenses. The Company agrees to pay and hold the Holders of the Registrable Securities harmless from liability for the payment of, (i) the fees and expenses incurred in connection with any requested waiver of the right of any Holder or the consent of any Holder to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, (ii) the fees and expenses incurred with respect to any amendment to this Agreement proposed by the Company (whether or not the same becomes effective), (iii) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, and (iv) all costs of the Company's performance of and compliance with this Agreement.

11.9 Counterparts. This Agreement may be execu4ted in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.




IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

WILLAMETTE VALLEY VINEYARDS, INC..



By:     /s/ J. W. Bernau
James W. Bernau
President

By:     /s/ Kevin Chambers
Kevin Chambers
Vice President/General Manager



HOLDERS:


/s/ William Malkmus
William Malkmus


/s/ William Malkmus, Attorney-in-Fact
William Fuller


/s/ William Malkmus, Attorney-in-Fact
Virginia Fuller


/s/ William Malkmus, Attorney-in-Fact
Loran Stewart


/s/ William Malkmus, Attorney-in-Fact
Jewel Hult


/s/ William Malkmus, Attorney-in-Fact
William Manning

/s/ William Malkmus, Attorney-in-Fact
Paul Ten Doesschate


/s/ William Malkmus, Attorney-in-Fact
Bruce Herzinger


/s/ J. W. Bernau
James W. Bernau


/s/ Donald Voorhies
Donald Voorhies



ACQUISITIONS NORTHWEST, INC.


B
                                                           by: /s/ Cordell Berge
     Name:  Cordell Berge
     Title:  President


                                                      ANNEX A

Name of Holder                                                Address of Holder

William Malkmus                                             415 Manzanita Way
Woodside, CA  94062

William Fuller                                            Tualatin Vineyards
10850 NW Seavey Road
Forest Grove, OR  97116

Virginia Fuller                                          1870 NW 138th Street
Portland, OR  97229

Loran Stewart                                        107 Oakway Center, Suite E
Eugene, OR  97440

Jewel Hult                                                       PO Box 1341
Eugene, OR  97440

William Manning                                              1863 Paros Circle
Costa Mesa, CA  92626

Paul Ten Doesschate                                          759 Tiburon Blvd.
Tiburon, CA  94920

Bruce Herzinger                                                61 TROON
Hattiesburg, MS  39401

James W. Bernau                        c/o Willamette Valley Vineyards, Inc.
8800 Enchanted Way SE
Turner, OR  97392

Kevin Chambers                         c/o Willamette Valley Vineyards, Inc.
8800 Enchanted Way SE
Turner, OR  97392

Acquisitions Northwest, Inc.                      210 SW Morrison, Suite 600
Portland, OR  97204
 Status:  DOCUMENT CONVERTED TO FINAL ON April 14, 1997.
DATES MAY BE DATE CODES AND NOT HARD DATES.


PDX4-49164.4   75100-0005


3
PDX4-49164.4   75100-0005